EXHIBIT 99.1

QLT Inc.	887 Great Northern Way Vancouver, BC Canada V5T 4TS	t 604.707.7000 f 604.707.7001 www.qltinc.com
news release
QLT USA RECEIVES FINAL PAYMENT FOR GENERIC DERMATOLOGY AND
MANUFACTURING BUSINESS

For Immediate Release	January 3, 2007
VANCOUVER, CANADA— Further to the Company’s press release dated December 22, 2006, QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that its wholly-owned subsidiary, QLT USA, Inc., has received, in advance of its due date of the end of the first quarter of 2007, the remaining 40% of the purchase price from the sale of QLT USA’s generic dermatology and manufacturing business to Tolmar Inc., a private pharmaceutical company. Subject to the release from escrow in early 2008 of a customary 10% holdback, the purchase price of US$21 million, has now been paid in full.
About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. Together with our subsidiaries, we have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.

QLT Inc.:
Vancouver, Canada
Therese Hayes / Bal Bains
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-Synthelabo Inc.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” of QLT, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements are only predictions and there are a number of risks, uncertainties and other factors which could cause actual events to differ materially, including but not limited to the factors described in detail in QLT’s Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments, except as required by law.